Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rules 457(o)	(1)	(1)	$75,000,000 (2)	$92.70 per $1,000,000	$6,952.50
	Equity	Common Stock, $0.01 par value
	Other	Warrants
	Other	Stock Purchase Contracts
	Other	Stock Purchase Units
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		$6,952.50
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$6,952.50
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Perma-Pipe International Holdings, Inc.	S-3	333-230895	April 16, 2019	N/A	$ 6.952.50 (3)	Common Stock	(3)	(3)	$65,000,000 (3)

1.

Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, this information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices up to a proposed aggregate offering price of $75,000,000. Such securities may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. The registration statement also covers delayed delivery contracts that may be issued by the registrant under which the party purchasing such contracts may be required to purchase debt securities or common stock. Such contracts may be issued together with the specific securities to which they relate. Securities registered hereunder to be sold by the registrant may be sold either separately or as units comprised of more than one type of security registered hereunder.

2.	The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

3.

Pursuant to Rule 457(p), the registrant has offset $6,952.50 of the filing fee associated with the $65,000,000 maximum aggregate offering price of unsold securities under the registrant’s Registration Statement on Form S-3 (Registration No. 333-230895) filed on April 16, 2019 ($7,878.00), with $925.50 to be applied to future filings, the entire amount of which remains unsold as of the date of this registration statement, against the amount of the registration fee for this registration statement.  Upon effectiveness of this registration statement, that prior Registration Statement No. 333-230895 is hereby replaced.